Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800

Bryn Mawr Bank Corporation Announces Chief Executive Officer (CEO) Succession Plan

BRYN MAWR, Pa., April 25, 2014, - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced a CEO succession plan and has designated Francis J. Leto, as President and Chief Operating Officer (COO) of the Bank and Corporation effective May 1, 2014. On January 1, 2015, Mr. Leto will succeed Ted Peters as CEO of the Bank and Corporation, after Mr. Peters retires on December 31, 2014. Mr. Leto currently manages the Wealth Management Division of the Bank and serves as General Counsel of the Corporation and Bank.

“An executive search committee, comprised of Board Members, was given the responsibility of finding an outstanding candidate to replace Ted Peters, retiring Chairman and CEO. After an extensive search and vetting process we are pleased to announce that Frank Leto has accepted his new responsibilities with the Bank and Corporation. We are confident that Frank possesses the outstanding leadership and vision that made him uniquely qualified for this position,” said Andrea F. Gilbert, Board Member and Chair of the Executive Search Committee.

The Board has also announced their decision to establish a non-executive Chairman position effective with Mr. Peters’ retirement.

Mr. Leto is a life-long resident of the Philadelphia area, attending The Episcopal Academy, Saint Joseph’s University and Widener Law School. Under his leadership the Wealth Management Division’s assets under management, supervision, administration and brokerage have reached a record $7.3 billion. He has been a member of the Board of Directors since 2002.

“I have had the pleasure of knowing Frank for more than twenty years and for the last twelve as a trusted and valued colleague. Frank has proven himself as a strong leader and strategic thinker. I have every confidence that the Corporation will continue to thrive under his leadership,” said Ted Peters, Chairman and CEO.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with the SEC.

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